Exhibit 99.1

MCEWEN MINING: EXPLORATION DRILLING AT THE GOLD BAR MINE

CONTINUES TO EXPAND MINERALIZATION

TORONTO, October 15, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report on near surface and deep exploration drilling progress at its Gold Bar Mine property in Nevada, where the Company commenced commercial production earlier this year.

Drilling at Gold Bar South has successfully defined additional mineralization that is expected to increase our gold resource/reserve base and extend the Gold Bar Mine’s life. Estimates of the increase will be released in early 2020. Subject to permitting advancing as planned, the mining of Gold Bar South could begin in early 2021. In addition, drilling is planned later this year on the Gold Canyon property; this new acquisition and former producer is located within the Gold Bar Mine property.

Our Deep Drilling program has begun to test for deep gold in sulfide targets similar to Barrick Gold’s latest discoveries Gold Rush and Fourmile, which are located on trend 25 miles North of the Gold Bar property. The first deep drill hole is completed and was a geological success as it confirmed the presence of the right host rock units over a large intercept of 1,217 ft. (370 m), which contained anomalous gold-pathfinder elements and alteration indicating hydrothermal fluid movement through the rock formation, but it did not contain any gold values. A second deep hole, located 3.2 miles (5.2 km) away, is in progress.

Gold Bar South Deposit

The Gold Bar Mine deposits host gold reserves of 524,000 ounces at 0.029 opt (1 g/t) within Measured and Indicated gold resource of 720,000 ounces, and Inferred gold resources of 106,000 ounces (as of Dec. 31, 2018). The Gold Bar South deposit contains a further estimated Indicated resource of 3,488 ktons at 0.029 opt (1 g/t) for 100,000 gold ounces. Gold Bar South is located 3.5 miles (5.6 km) southeast of the Gold Bar Mine.

A 60-hole drill program is underway at Gold Bar South with the goal of increasing the Gold Bar Mine’s life beyond its current 7.4 years. Results have been received for 32 new holes, which have shown mineralization extending below the 2018 conceptual open pit mine boundary (see Figure 1). This drilling has encountered an area of higher-grade oxide mineralization of >0.06 opt (>2 g/t), which currently measures 50 m wide, 50 m long and 50 m thick. It is a zone of silicification and breccia bounded by NE and NW trending faults. A resource update for Gold Bar South will be completed by the end of the year, and a new reserve statement will be published in January 2020.

Table 1 – Selected Drill Intersections from Gold Bar South

	Imperial				Metric
Hole ID	From (ft)	To (ft.)	Length (ft)	Au (opt)	From (m)	To (m)	Length (m)	Au (g/t)
GB489	230	290	60	0.018	70.1	88.4	18.3	0.62
GB521	85	225	140	0.068	25.9	68.6	42.7	2.32
GB522	130	300	170	0.065	39.6	91.4	51.8	2.21
GB523	20	175	155	0.061	6.1	53.3	47.2	2.10
GB524	155	250	95	0.047	47.2	76.2	29.0	1.61
GB525	250	285	35	0.018	76.2	86.9	10.7	0.63
GB527	135	200	65	0.028	41.2	61.0	19.8	0.95
GB529	190	215	25	0.015	57.9	65.5	7.6	0.50

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Deep Drilling Targeting High-Grade Sulfide Potential

The Gold Bar Mine property is located on the prolific Battle Mountain - Eureka Trend, which includes the nearby Cortez district and the recent world-class discoveries Gold Rush and Fourmile. Gold Bar has several similarities to Cortez including: a large mineralization and alteration footprint of 3 miles x 7.5 miles (5 km x 12 km), NW-SE structural controls to mineralization, and the same age and type of host rocks. Gold Bar already has a significant gold endowment of 1.7 million ounces* and is still under-explored, particularly at depth, compared to many mine properties in Nevada.

Two deep holes are planned this year to test for higher-grade gold mineralization at depth. One hole has been completed at Pot Canyon near the Wall Fault, which is the extension of the Cortez Fault, and a second hole is currently being drilled at Cabin Creek (see Figure 2). The first hole (GB470) intersected near-surface mineralization, returning 0.8 g/t gold over 23.8 m oxide, and 1.3 g/t gold over 16.2 m sulfide from 11-51 m below surface. At depth the hole was targeting the Roberts Mountain and Hanson Creek stratigraphy, which it intersected over a length of 1,217 ft. (370 m) starting at a depth of 3,900 ft. (1,200 m). Analysis showed alteration (remobilized carbon) and anomalous pathfinder elements suggesting mineralization potential within this formation.

The second deep hole at Cabin Creek is targeting Roberts Mountain and Hanson Creek-hosted mineralization at an estimated depth of 2,500 ft. (750 m). So far, the drill hole has encountered 377 ft. (84 m) of jasperoid from a depth of 2,000 ft. (600 m), that is interpreted to be silicified Roberts Mountain Formation, again suggesting mineralization potential within the formation. No assays are completed and the hole is continuing deeper.

* Gold endowment = past production + current resources (including reserves).

Gold Canyon Acquisition

The recently acquired Gold Canyon property consists of a block of mineral claims within the Gold Bar property. These claims host near surface oxide mineralization similar to Gold Bar and historically produced about 41,000 ounces of gold. Drilling data by previous owners show that mineralization continues below the bottom of the open pit, with intersections such as 1.9 g/t gold over 16.8 m. Drilling is planned to begin at Gold Canyon in Q4.

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ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

TECHNICAL INFORMATION

The technical contents of this news release have been reviewed and approved by Robert L. Kastelic, CPG, McEwen Mining’s Chief Exploration Geologist, who is a Qualified Person as defined by Canadian Securities Administrators’ National Instrument 43-101 "Standards of Disclosure for Mineral Projects".

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Christina McCarthy ext. 390 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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